UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ___)

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              [ ] Soliciting Material Pursuant to Sec. 240.14a-12

                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


                             Stephen C. Miller, Esq.
                           2344 Spruce Street, Suite A
                            Boulder, Colorado 80302
                                 (303) 444-5483
                   (Name of Person(s) Filing Proxy Statement)

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

BOULDER GROWTH & INCOME FUND, INC. ANNOUNCES ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

Boulder, Colo. - (BUSINESS WIRE) - April 27, 2009 - The Boulder Growth & Income Fund, Inc. (NYSE:BIF) announced that its Annual Meeting of Stockholders scheduled for Friday, April 24, 2009 in Phoenix, Arizona has been adjourned.

In addition to the routine election of Directors, the Fund's stockholders are being asked to approve an amendment to the Fund's charter to classify the Board of Directors into three separate classes (Proposal 1). As of the original meeting date, the nominee Directors have received the requisite vote by both common and preferred stockholders to be elected. Nonetheless, the Fund is adjourning the meeting until May 29, 2009 to allow for further solicitation on Proposal 1. Neither the Board of Directors nor the Fund's portfolio managers anticipate being in attendance at the reconvened meeting. Under the Fund's bylaws, only record date stockholders are permitted to attend the meeting.

The Board of Directors, including all of the independent Directors, unanimously recommends that stockholders vote "FOR" Proposal 1. A copy of the proxy statement is available on the Fund's website at www.boulderfunds.net or by calling 1-800-992-2856. Stockholders have a number of convenient means to vote, including telephone, internet, and by mail. For questions regarding how to vote your shares please call 1-800-992-2856.



Contact:
Boulder Investment Advisers, LLC
Nicole Murphey, (303) 449-0426

                       BOULDER GROWTH & INCOME FUND, INC.

                           2344 Spruce Street, Suite A
                                Boulder, CO 80302

We are writing to follow-up on proxy materials that were previously mailed to you regarding the Annual Meeting of Stockholders of Boulder Growth & Income Fund, Inc. (the "Fund") and to notify you that the Fund's Annual Meeting has been adjourned to May 29, 2009. Our records indicate that we have not received your vote. We urge you to vote as soon as possible. By voting now you will help the Fund save on the cost of additional mailings and calls to stockholders.

                               Please Vote Today!

You may think your vote is not important, but your participation is critical to holding the meeting, so please vote immediately. We urge you to vote your proxy now.

After careful review, the Board of Directors recommends you vote in favor of the nominees for Director and vote "FOR" the proposal to approve an amendment to the Charter as detailed in your proxy statement. A copy of the proxy statement is available by calling the toll free number shown below or by going to the Fund's website at www.boulderfunds.net.

                                 1-800-992-2856


                          Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's May 29, 2009 Annual Meeting of Stockholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

The Fund has made it very easy for you to vote. Choose one of the following methods:

o Speak to a live proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am - 10pm, Sat 11am - 5pm
     ET)

o Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

o Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

o    Mail in your signed proxy card in the envelope provided.